UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

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Dynavax Technologies Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Powell Street, Suite 720
Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 848-5100
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market
Preferred Share Purchase Rights	N/A	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, Justin Burgess notified Dynavax Technologies Corporation (the “Company”) that he intends to resign from the Company, including his position as the Company’s principal accounting officer, on or about March 3, 2025. The Company intends to appoint Kelly MacDonald, the Company’s Chief Financial Officer and principal financial officer, as the Company’s principal accounting officer, prior to March 3, 2025.
There will be no change in Ms. MacDonald’s compensation as a result of this appointment. Biographical information for Ms. MacDonald is available in the Company’s proxy statement filed with the Securities and Exchange Commission on April 11, 2024 in connection with the Company’s 2024 annual meeting of stockholders, such information being incorporated herein by reference.
There are no arrangements or understandings between Ms. MacDonald and any other persons in connection with Ms. MacDonald’s appointment as a principal accounting officer. There are also no family relationships between Ms. MacDonald and any director or executive officer of the Company and Ms. MacDonald has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date:	February 7, 2025	By:	/s/ RYAN SPENCER
Ryan Spencer Chief Executive Officer